SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KCG Holdings, Inc.

Current Report on Form 8-K

Item 1.01 Entry into a Material Definitive Agreement

On October 16, 2013, KCG Holdings, Inc.’s (the “Company”) broker-dealer subsidiary, Knight Capital Americas LLC (“KCA”), reached a settlement with the U.S. Securities and Exchange Commission (“SEC”) relating to the August 1, 2012 technology issue at KCA that resulted in KCA sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market.

KCA, without admitting or denying the findings, consented to the issuance of an administrative Order relating to controls and procedures required by Section 15(c)(3) of the Securities Exchange Act of 1934 and SEC Rule 15c3-5 (the “Market Access Rule”) and Rules 200(g) and 203(b) of Regulation SHO (the “Short Sale Rules”). Under the terms of the settlement, KCA will be censured, pay a civil penalty in the sum of $12 million and cease and desist from committing future violations of the Market Access Rule and the Short Sale Rules. KCA will also retain an independent consultant to conduct a comprehensive review of KCA’s compliance with the Market Access Rule. The settlement resolves the SEC’s investigation relating to the August 1, 2012 technology issue.

In the second quarter of 2013, KCA recorded a $10 million legal reserve that will be applied to the settlement. The foregoing description of the settlement is qualified in its entirety by the full text of the SEC’s Order which is attached hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1 - U.S. Securities and Exchange Commission Order against Knight Capital Americas LLC, dated October 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: October 16, 2013

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	U.S. Securities and Exchange Commission Order against Knight Capital Americas LLC, dated October 16, 2013.